Exhibit 99.1

Service Corporation International Announces First Quarter 2016 Financial Results

Conference call on Thursday, April 28, 2016, at 8:00 a.m. Central Time.

HOUSTON, April 27, 2016 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, reported results for the first quarter of 2016. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended March 31,
	2016	2015
Revenue	$749.3	$748.1
Operating income	$123.6	$141.1
Net income attributable to common stockholders	$47.4	$61.4
Diluted earnings per share	$0.24	$0.30
Earnings from continuing operations excluding special items(1)	$55.3	$65.6
Diluted earnings per share from continuing operations excluding special items(1)	$0.28	$0.32
Diluted weighted average shares outstanding	198.0	207.8
Net cash provided by operating activities	$184.8	$188.8
Net cash provided by operating activities excluding special items(1)	$190.0	$197.8

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities computed in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items was $0.28 in the first quarter of 2016 compared to $0.32 in the prior year quarter.  The impact of lower funeral services performed compared against a strong first quarter of 2015, which was influenced by a strong flu season, was partially offset by an increase in preneed cemetery property revenue.
  Net cash provided by operating activities excluding special items was $190.0 million in the first quarter of 2016 compared to $197.8 million in the first quarter of 2015, decreasing primarily as a result of lower earnings in the current quarter.
  During the first quarter, we returned $78.0 million to our shareholders through a combination of share repurchases and dividends.

Tom Ryan, the Company's Chairman and Chief Executive Officer, commented on the first quarter of 2016:

"Considering the challenge we anticipated in funeral services performed for the first quarter, as compared to the increase we experienced in the prior year quarter from a strong flu season, we are pleased to report both normalized earnings per share and cash flow results that were within our expectations. Also on a positive note we continued to experience high single digit percentage growth in both preneed funeral and cemetery sales. Having lapped our tough comparable funeral volume quarter, we feel confident about our ability to deliver solid financial results for the remainder of 2016. I would like to thank our entire team for their continued focus on delivering extraordinary service to our client families, which was recognized by JD Power as we were awarded the JD Power President's Award in early 2016. We will continue to focus on growing our revenues by remaining relevant with the consumer, increasing future market share by growing our preneed sales, continuing to leverage our increasing scale and deploying capital to enhance shareholder value."

REVIEW OF RESULTS FOR FIRST QUARTER 2016

Consolidated Segment Results (See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per service)	Three Months Ended March 31,
	2016	2015
Funeral:
Atneed revenue	$282.6	$300.1
Funeral home matured preneed revenue	139.4	149.5
Core revenue	422.0	449.6
Non-funeral home matured preneed revenue	6.1	6.4
Recognized preneed revenue	29.0	23.1
Other revenue	35.0	28.6
Total revenue	$492.1	$507.7

Gross profit	$107.0	$126.9
Gross margin percentage	21.7%	25.0%

Funeral services performed	82,198	87,310
Average revenue per service	$5,208	$5,223

Cemetery:
Atneed revenue	$77.7	$75.5
Recognized preneed revenue	143.6	131.8
Core revenue	221.3	207.3
Other revenue	35.9	33.1
Total revenue	$257.2	$240.4

Gross profit	$54.5	$50.5
Gross margin percentage	21.2%	21.0%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended March 31, 2016 and 2015. We consider comparable operations to be those owned for the entire period beginning January 1, 2015 and ending March 31, 2016.

(Dollars in millions, except average revenue per service and average revenue per contract sold)

	Three Months Ended March 31,
	2016	2015	$	%
Comparable revenue:
Atneed revenue(1)	$280.7	297.4	$(16.7)	(5.6)%
Funeral home matured preneed revenue(2)	138.9	148.3	(9.4)	(6.3)%
Core revenue(3)	419.6	445.7	(26.1)	(5.9)%
Non-funeral home matured preneed revenue(4)	6.2	6.4	(0.2)	(3.1)%
Recognized preneed revenue(5)	28.8	23.1	5.7	24.7%
Other revenue(6)	34.9	29.0	5.9	20.3%
Total comparable revenue	$489.5	$504.2	$(14.7)	(2.9)%

Comparable gross profit	$107.5	$127.9	$(20.4)	(15.9)%
Comparable gross margin percentage	22.0%	25.4%	(3.4)%	(13.4)%

Comparable funeral services performed:
Atneed	49,986	53,425	(3,439)	(6.4)%
Funeral home matured preneed	24,457	26,233	(1,776)	(6.8)%
Total core	74,443	79,658	(5,215)	(6.5)%
Non-funeral home matured preneed	7,137	6,947	190	2.7%
Total comparable funeral services performed	81,580	86,605	(5,025)	(5.8)%

Comparable average revenue per service:
Atneed	$5,616	$5,567	$49	0.9%
Funeral home matured preneed	5,679	5,653	26	0.5%
Total core	5,637	5,595	42	0.8%
Non-funeral home matured preneed	869	921	(52)	(5.6)%
Total comparable average revenue per service	$5,219	$5,220	$(1)	—%

Comparable preneed sales production:
Total preneed sales	$210.9	$194.3	$16.6	8.5%
Total preneed contracts sold	46,185	42,928	3,257	7.6%
Average revenue per contract sold	$4,566	$4,526	$40	0.9%

(1)	Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)	Funeral home matured preneed revenue represents merchandise and services sold on a preneed contract through one of our funeral homes and delivered or performed once death has occurred.
(3)	Core revenue represents the sum of merchandise and services sold on an atneed contract or sold by one of our funeral homes on a preneed contract and delivered or performed once death has occurred.
(4)	Non-funeral home matured preneed revenue represents services sold on a preneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)	Recognized preneed revenue represents merchandise and travel protection sold on a preneed contract and delivered before death has occurred.
(6)

Other revenue primarily comprises general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements.

  Our comparable funeral revenue decreased by $14.7 million in the first quarter of 2016 compared to the same period of 2015.  A decline in core revenue of $26.1 million was partially offset by growth in recognized preneed revenue and general agency revenue.
  The core revenue decrease was primarily a result of a 6.5% decline in core funeral services performed which resulted from a milder flu season experienced in the current quarter.
  Core average revenue per service increased 0.8% during the first quarter of 2016.  An increase of 2.4% organic sales average growth was somewhat offset by an increase in cremation mix, an unfavorable Canadian currency impact, and lower trust fund income.
  Our comparable cremation rate increased 100 basis points to 52.1% in the current quarter compared to the same period in 2015.
  Comparable funeral gross profit decreased $20.4 million to $107.5 million in first quarter of 2016. The decline in higher margin core revenue was partially offset by increased gross profit from recognized preneed revenue.  While general agency revenue increased during the quarter, this increase was offset by higher preneed funeral selling costs.
  Comparable preneed funeral sales production increased $16.6 million, or 8.5%, in the first quarter of 2016 compared to 2015.  The primary driver of the sales production growth was related to a 7.6% increase in the number of preneed contracts sold.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended March 31, 2016 and 2015. We consider comparable operations to be those owned for the entire period beginning January 1, 2015 and ending March 31, 2016.

(Dollars in millions)	Three Months Ended March 31,
	2016	2015	$	%
Comparable revenue:
Atneed revenue(1)	$76.8	$75.4	$1.4	1.9%
Recognized preneed revenue(2)	142.7	131.7	11.0	8.4%
Core revenue(3)	219.5	207.1	12.4	6.0%
Other revenue(4)	35.8	33.1	2.7	8.2%
Total comparable revenue	$255.3	$240.2	$15.1	6.3%

Comparable gross profit	$54.2	$50.7	$3.5	6.9%
Comparable gross margin percentage	21.2%	21.1%	0.1%	0.5%

Comparable preneed and atneed sales production:
Property	$156.2	$145.5	$10.7	7.4%
Merchandise and services	135.7	128.6	7.1	5.5%
Discounts	(31.6)	(26.8)	(4.8)	(17.9)%
Preneed and atneed sales production	$260.3	$247.3	$13.0	5.3%
Recognition rate(5)	84%	84%

(1)	Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)	Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract that have been delivered or performed.
(3)	Core revenue represents the sum of property, merchandise, and services that have been delivered or performed.
(4)

Other revenue is primarily related to merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(5)	Represents the ratio of current period core revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenue grew by $15.1 million, or 6.3%, in the first quarter of 2016 compared to 2015.  Recognized preneed revenue accounted for $11 million of the increase along with higher atneed revenue and other revenue.  The other revenue increase of $2.7 million was primarily an increase in cash distributions of capital gains received from perpetual care trusts in the first quarter of 2016 compared to the same period in the prior year.
  Comparable preneed cemetery sales production increased by $12.9 million, or 7.7%, quarter over quarter.  This increase was driven primarily by growth in the number of preneed property contracts sold and an increase in large sales activity that occurred late in the quarter.
  Comparable cemetery gross profit increased $3.5 million while the gross margin percentage remained essentially flat at 21.2%.   The gross profit increase was partially offset by higher selling costs that we expect to normalize over the course of 2016.

Other Financial Results

General and administrative expenses increased $3.0 million to $37.5 million in the first quarter of 2016 compared to the same period of 2015. The prior year included $2.9 million of acquisition and integration costs and $0.8 million of system transition costs. The current quarter included $4.1 million of system transition costs primarily related to our 2016 implementation of a new general ledger system and $5.5 million related to the write off of debt costs associated with previous acquisitions. Excluding these one-time costs, general and administrative expenses decreased $2.9 million over the prior year primarily due to decreases in liabilities associated with our incentive compensation plans.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities, as reported	$184.8	$188.8
System transition costs	2.9	3.5
Excess tax benefits from share-based awards	2.3	5.5
Net cash provided by operating activities excluding special items	$190.0	$197.8

Net cash provided by operating activities excluding special items continues to be robust at $190.0 million for the first quarter. The difference compared to the first quarter of 2015 was due primarily to lower earnings in the period and higher cash tax payments of $4.1 million, partially offset by higher preneed cemetery installment collections.

A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended March 31,
	2016	2015
Capital improvements at existing locations	$19.0	$17.2
Development of cemetery property	19.7	9.4
Construction of new funeral home facilities	3.0	1.7
Total capital expenditures	$41.7	$28.3

Total capital expenditures increased in the current quarter by $13.4 million as a result of a $10.3 million increase in capital deployed for the development of cemetery property. This increase is primarily due to the timing of cash payments quarter over quarter and does not alter our outlook for capital improvements at existing locations and development of cemetery property totaling $150 million in 2016.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three months ended March 31, 2016 is set forth below:

Three Months
Preneed funeral	0.3%
Preneed cemetery	0.5%
Cemetery perpetual care	2.3%
Combined trust funds	1.0%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended March 31,
	2016		2015
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$47.4	$0.24	$61.4	$0.30
After-tax reconciling items:
Losses on divestitures and impairment charges, net	(0.1)	—	1.0	—
Losses on early extinguishment	0.4	—	—	—
Acquisition and integration costs	4.0	0.02	1.8	0.01
System integration costs	2.5	0.01	0.4	—
Change in certain tax reserves and other	1.1	0.01	1.0	0.01
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items	$55.3	$0.28	$65.6	$0.32

Diluted weighted average shares outstanding (in thousands)		198,030		207,752

Conference Call and Webcast

We will host a conference call on Thursday, April 28, 2016, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6396 with the passcode of 42377659. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 12, 2016 and can be accessed at (630) 652-3042 with the passcode of 42377659#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements

The statements in this Form 10-Q that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral and cemetery industry is competitive.
  Increasing death benefits related to preneed contracts funded through life insurance contracts may not cover future increases in the cost of providing a price-guaranteed service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenue.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenue may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenue and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice legal claims could have a material adverse impact on our financial results.
  We use a combination of insurance, self-insurance and large deductibles in managing our exposure to certain inherent risks, as such, we could be exposed to unexpected costs that could negatively affect our financial performance.
  A number of years elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2015 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2016, we owned and operated 1,522 funeral homes and 468 cemeteries (of which 262 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Marianne Gooch - Managing Director / Corporate Communications	(713) 525-9167

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(In thousands, except per share amounts)
Revenue	$749,271	$748,117
Costs and expenses	(587,775)	(570,673)
Gross profit	161,496	177,444
General and administrative expenses	(37,508)	(34,550)
Losses on divestitures and impairment charges, net	(347)	(1,779)
Operating income	123,641	141,115
Interest expense	(43,082)	(42,939)
Loss on early extinguishment of debt	(581)	—
Other expense, net	(211)	(58)
Income before income taxes	79,767	98,118
Provision for income taxes	(32,313)	(36,653)
Net income	47,454	61,465
Net income attributable to noncontrolling interests	(9)	(90)
Net income attributable to common stockholders	$47,445	$61,375
Basic earnings per share:
Net income attributable to common stockholders	$0.24	$0.30
Basic weighted average number of shares	194,924	203,510
Diluted earnings per share:
Net income attributable to common stockholders	$0.24	$0.30
Diluted weighted average number of shares	198,030	207,752
Dividends declared per share	$0.12	$0.10

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED BALANCE SHEET (In thousands, except share amounts)

	March 31, 2016	December 31, 2015
	(In thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$213,505	$134,599
Receivables, net	83,241	90,462
Inventories	28,612	27,835
Other	27,523	47,155
Total current assets	352,881	300,051
Preneed funeral receivables, net and trust investments	1,763,274	1,760,297
Preneed cemetery receivables, net and trust investments	2,323,679	2,318,167
Cemetery property	1,754,024	1,753,015
Property and equipment, net	1,841,013	1,846,722
Goodwill	1,800,522	1,796,340
Deferred charges and other assets	586,573	582,378
Cemetery perpetual care trust investments	1,334,165	1,319,427
Total assets	$11,756,131	$11,676,397

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$446,824	$422,842
Current maturities of long-term debt	57,413	86,823
Income taxes payable	13,574	1,373
Total current liabilities	517,811	511,038
Long-term debt	3,076,342	3,037,605
Deferred preneed funeral revenue	560,300	557,897
Deferred preneed cemetery revenue	1,144,292	1,120,001
Deferred tax liability	470,715	470,584
Other liabilities	493,434	496,921
Deferred preneed receipts held in trust	2,968,592	2,973,386
Care trusts' corpus	1,334,552	1,319,564

Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 201,520,963 and 200,859,676 shares issued, respectively, and 194,147,675 and 195,772,876 shares outstanding, respectively	194,148	195,773
Capital in excess of par value	1,063,892	1,092,106
Accumulated deficit	(101,545)	(109,351)
Accumulated other comprehensive income	28,871	6,164
Total common stockholders' equity	1,185,366	1,184,692
Noncontrolling interests	4,727	4,709
Total equity	1,190,093	1,189,401
Total liabilities and equity	$11,756,131	$11,676,397

SERVICE CORPORATION INTERNATIONAL CONSOLIDATED STATEMENT OF CASH FLOWS

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$47,454	$61,465
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	581	—
Depreciation and amortization	35,834	34,041
Amortization of intangible assets	7,667	8,150
Amortization of cemetery property	13,599	11,632
Amortization of loan costs	1,615	2,422
Provision for doubtful accounts	538	2,690
Benefit for deferred income taxes	(1,291)	(6,624)
Losses on divestitures and impairment charges, net	347	1,779
Share-based compensation	3,067	4,023
Excess tax benefits from share-based awards	(2,258)	(5,511)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease (increase) in receivables	9,340	(2,894)
Decrease in other assets	1,598	5,894
Increase in payables and other liabilities	56,062	54,847
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	3,146	13,760
(Decrease) increase deferred preneed funeral revenue	(599)	6,729
Decrease in deferred preneed funeral receipts held in trust	(10,273)	(21,748)
Effect of cemetery production and deliveries:
Increase in preneed cemetery receivables, net and trust investments	(7,869)	(7,252)
Increase in deferred preneed cemetery revenue	22,286	22,375
Increase in deferred preneed cemetery receipts held in trust	3,918	2,994
Net cash provided by operating activities	184,762	188,772
Cash flows from investing activities:
Capital expenditures	(41,708)	(28,298)
Acquisitions	(56)	(30,616)
Proceeds from divestitures and sales of property and equipment	10,164	3,901
Net withdrawals of restricted funds	5,120	2,841
Net cash used in investing activities	(26,480)	(52,172)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	590,000	15,000
Debt issuance costs	(5,035)	—
Payments of debt	(10,054)	(15,071)
Early extinguishment of debt	(580,483)	—
Principal payments on capital leases	(8,156)	(7,380)
Proceeds from exercise of stock options	3,133	9,445
Excess tax benefits from share-based awards	2,258	5,511
Purchase of Company common stock	(54,632)	(73,180)
Payments of dividends	(23,324)	(20,461)
Bank overdrafts and other	1,369	(6,819)
Net cash used in financing activities	(84,924)	(92,955)
Effect of foreign currency on cash and cash equivalents	5,548	(3,851)
Net increase in cash and cash equivalents	78,906	39,794
Cash and cash equivalents at beginning of period	134,599	177,335
Cash and cash equivalents at end of period	$213,505	$217,129